Exhibit 99.1
PRESS RELEASE
For information contact:
Jim Storey
Director, Investor Relations & Corporate Communications
704.973.7107
jstorey@horizonlines.com
HORIZON LINES REPORTS THIRD-QUARTER FINANCIAL RESULTS
•	Volumes Down 5.7%; Rates Flat From Year Ago, Net of Fuel
•	Adjusted EBITDA Totals $36.9 Million
•	Adjusted Free Cash Flow of $23.8 million
CHARLOTTE, NC, October 23, 2009 — Horizon Lines, Inc. (NYSE: HRZ), today reported results for its fiscal third quarter ended September 20, 2009.
On a GAAP basis, net income totaled $8.4 million, or $0.27 per diluted share, on revenue of $308.0 million. This compares with net income of $11.1 million, or $0.37 per diluted share on revenue of $352.6 million for the same period a year ago. Adjusted third-quarter 2009 net income totaled $11.4 million, or $0.37per diluted share, after excluding antitrust-related legal expenses and vessel impairment charges totaling $3.0 million, or $0.10 per share after tax. Adjusted net income for the 2008 third quarter totaled $14.7 million, or $0.48 per diluted share, which excludes antitrust-related legal fees totaling $3.6 million, or $0.11 per share after tax.
Comparison of GAAP and Non-GAAP Earnings (in millions, except per share data)*

	Quarters Ended		Nine Months Ended
	9/20/09	9/21/08	9/20/09	9/21/08
GAAP:
Operating revenue	$308.0	$352.6	$858.8	$989.5
Net income (loss)(1)	$8.4	$11.1	$(32.6)	$17.7
Net income (loss) per diluted share(1)	$0.27	$0.37	$(1.07)	$0.57

Non-GAAP:
EBITDA	$33.8	$37.6	$51.2	$97.6
Adjusted EBITDA*	$36.9	$42.2	$84.6	$105.4
Adjusted net income*	$11.4	$14.7	$10.8	$23.9
Adjusted net income per diluted share*	$0.37	$0.48	$0.35	$0.78

*	See attached schedules for reconciliation of third-quarter 2009 and 2008 reported GAAP results to Non-GAAP results.

(1)	Net income for the 2008 third-quarter and nine-month period is adjusted for retrospective application of changes in accounting for convertible notes, and restricted stock share-based payment awards as participating securities.

Horizon Lines 3rd Quarter 2009	Page 2 of 14
“During the third quarter, we continued to successfully battle the economic turbulence that gripped our markets, focusing on cost containment, customer service and schedule integrity,” said Chuck Raymond, Chairman, President and Chief Executive Officer. “The 5.7% volume decline from the third quarter of 2008 was an improvement over the past three quarters. We maintained stable margins relative to a year ago, although revenue-per-container rates were flat. More than half of the 12.6% revenue decline was due to reduced fuel surcharges, as fuel prices were significantly lower than 2008.
“Cash flow was relatively strong, and we voluntarily made debt payments of $10 million during the quarter.” Mr. Raymond said. “We completed the quarter well-positioned to withstand an ongoing weak environment, and to capitalize quickly on even a mild recovery.
“In our liner business, our third-quarter cargo volumes continued to compare very favorably with other transportation segments, reflecting our focus on U.S. domestic ocean markets, where we play a primary role in delivering cargo that is vital to the basic needs of our tradelanes,” Mr. Raymond said. “Our logistics business continued to face the challenges of building a business through organic growth in the worst recession since the Great Depression. We expect our logistics business to continue to operate below breakeven levels for the foreseeable future, but we continue to believe that it remains an engine for the long-term growth of our company.”
Third-Quarter 2009 Financial Highlights

Operating Revenue — Operating revenue declined 12.6% to $308.0 million from $352.6 million a year ago. The largest factors in the $44.6 million revenue decline were a $23.4 million reduction in fuel surcharges, followed by $13.4 million decrease from a 5.7% reduction in volume. The volume decline was due to a continuing weak macroeconomic environment that impacted discretionary consumer spending across all tradelanes; specifically, flattening economic growth and cautious consumer sentiment in Alaska, a decline in visitors and construction in Hawaii, and the ongoing recession in Puerto Rico.

Operating Income — GAAP operating income for the third quarter totaled $19.0 million, compared with $21.8 million for the third quarter of 2008. The 2009 GAAP operating income includes expenses of $3.1 million consisting of $1.9 million in antitrust-related legal expenses and $1.2 million in impairment charges for vessels. The 2008 GAAP operating income includes $4.6 million in antitrust-related legal expenses. Excluding these items, adjusted operating income totaled $22.1 million for the third quarter of 2009, and $26.4 million for the prior year’s third quarter. The decline from last year was largely due to reduced volumes, lower non-transportation revenue, and reduced logistics revenue, which were partially offset by non-union workforce reduction savings.

EBITDA — EBITDA totaled $33.8 million for the 2009 third quarter, compared with $37.6 million for the same period a year ago. Adjusted EBITDA for the 2009 third quarter was $36.9 million, compared with $42.2 million for 2008. EBITDA and adjusted EBITDA for the 2009 and 2008 third quarters were impacted by the same factors affecting operating income.

Horizon Lines 3rd Quarter 2009	Page 3 of 14

Shares Outstanding — The company had a weighted daily average of 30.9 million diluted shares outstanding for the third quarter of 2009, compared with 30.4 million for the third quarter of 2008.

Nine-Month Results — For the nine months ended September 20, 2009, operating revenue decreased 13.2% to $858.8 million from $989.5 million for the same period in 2008. EBITDA totaled $51.2 million compared with $97.6 million a year ago. Adjusted EBITDA was $84.6 million compared with $105.4 million a year ago. The net loss for the nine-month period totaled $(32.6) million, or $(1.07) per share, while adjusted net income totaled $10.8 million, or $0.35 per diluted share. In the same period a year ago, net income totaled $17.7 million, or $0.57 per diluted share, while adjusted net income was $23.9 million, or $0.78 per diluted share. Adjusted EBITDA and adjusted net income for the 2009 nine-month period exclude a $20.0 million charge related to the previously disclosed class-action legal settlement in Puerto Rico, a $10.5 million tax valuation allowance, $10.4 million in antitrust-related legal expenses, $1.9 million in impairment charges, $1.0 million in restructuring costs and a $0.1 million loss on the previously disclosed modification of the company’s credit agreement. Adjusted EBITDA and net income for the 2008 nine-month period exclude $7.0 million in antitrust-related legal expenses and $0.8 million related to early retirement for certain union employees.
Please see attached schedules for reconciliation of third-quarter and nine-month 2009 and 2008 reported GAAP results and Non-GAAP adjusted results.
Outlook
“We face a challenging fourth quarter, which we expect to be characterized by lingering economic weakness that will continue to impact volumes to varying degrees across all of our tradelanes, as well as in our logistics business,” Mr. Raymond said. “While our third-quarter volume performance indicates we might be coming off the bottom, we expect the recovery to be slow, muted and disparate.
“Horizon Lines remains well positioned in this environment,” Mr. Raymond continued. “We are intensely focused on both customer service and cost containment, and are targeting selective revenue growth opportunities even in these challenging times. We recently added a Tampa call on our Houston-to-San Juan sailing, an addition that provides new options for our customers, and new revenue potential for Horizon Lines at little incremental cost.
“Despite the ongoing economic challenges, our outlook for 2009 remains consistent with our second-quarter observations,” Mr. Raymond said. “We anticipate that 2009 adjusted EBITDA will be below the $130.0 million reported last year, but remain above levels that would jeopardize compliance with the financial covenants in our credit agreement. We also currently expect adjusted free cash flow for the year to approximate the level of $59.9 million reached last year, despite a decline in EBITDA. As we move through the fourth quarter and into 2010, we believe Horizon Lines possesses the financial resources and operational strength to endure a protracted economic recovery and to quickly capitalize on even modest recoveries in our tradelane economies.”

Horizon Lines 3rd Quarter 2009	Page 4 of 14
Webcast & Conference Call Information
Company executives will provide additional perspective on the company’s earnings during a conference call beginning at 11:00 a.m. Eastern Time today. Those interested in participating in the call may do so by dialing 1-866-394-6819, and providing the operator with conference number 34382121. A copy of the presentation materials may be printed from the Horizon Lines website, http://www.horizonlines.com, shortly before the start of the call. Alternatively, a live audio webcast of the call may be accessed at http://www.horizonlines.com. In order to access the live audio webcast, please allow at least 15 minutes before the start of the call to visit Horizon Lines’ website and download and install any necessary audio/video software for the webcast.
Use of Non-GAAP Measures
Horizon Lines reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The company also believes that the presentation of certain non-GAAP measures, i.e., results excluding certain costs and expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance without the impact of significant special items, and thereby enhances the user’s overall understanding of the company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled in the financial tables accompanying this news release. The company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the company’s reported GAAP results.
About Horizon Lines
Horizon Lines, Inc. is the nation’s leading domestic ocean shipping and integrated logistics company comprised of two primary operating subsidiaries. Horizon Lines, LLC, owns or leases a fleet of 21 U.S.-flag containerships, one of which is classified as held for sale, and operates five port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia and Puerto Rico. Horizon Logistics, LLC, offers customized logistics solutions to shippers from a suite of transportation and distribution management services, information technology developed by Horizon Services Group and intermodal trucking and warehousing services provided by Sea-Logix. Horizon Lines, Inc. is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.
Forward Looking Statements
The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “projects,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements.
All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in

Horizon Lines 3rd Quarter 2009	Page 5 of 14
this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on February 5, 2009, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.
(Tables Follow)

Horizon Lines 3rd Quarter 2009	Page 6 of 14
Horizon Lines, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except per share data)

		December 21,
	September 20,	2008
	2009	(As Adjusted) (1)
Assets
Current assets
Cash	$4,390	$5,487
Accounts receivable, net of allowance of $7,788 and $8,217 at September 20, 2009 and December 21, 2008, respectively	137,850	135,020
Prepaid vessel rent	5,940	4,471
Materials and supplies	27,940	23,644
Deferred tax asset	4,366	7,450
Other current assets	12,620	10,703

Total current assets	193,106	186,775
Property and equipment, net	195,198	208,453
Goodwill	317,068	317,068
Intangible assets, net	111,409	125,542
Deferred tax asset	—	10,669
Other long-term assets	22,809	24,122

Total assets	$839,590	$872,629

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$34,897	$41,947
Current portion of long-term debt	15,939	6,552
Accrued vessel rent	—	5,421
Other accrued liabilities	106,194	97,720

Total current liabilities	157,030	151,640
Long-term debt, net of current	534,387	526,259
Deferred rent	23,703	27,058
Deferred tax liability	5,458	—
Other long-term liabilities	20,694	30,836

Total liabilities	741,272	735,793

Stockholders’ equity
Preferred stock, $.01 par value, 30,500 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value, 100,000 shares authorized, 34,029 shares issued and 30,229 shares outstanding as of September 20, 2009 and 33,808 shares issued and 30,008 shares outstanding as of December 21, 2008	340	338
Treasury stock, 3,800 shares at cost	(78,538)	(78,538)
Additional paid in capital	199,454	199,644
(Accumulated deficit) retained earnings	(17,198)	22,094
Accumulated other comprehensive loss	(5,740)	(6,702)

Total stockholders’ equity	98,318	136,836

Total liabilities and stockholders’ equity	$839,590	$872,629

(1)	Results are adjusted for retrospective application of changes in accounting for convertible notes and restricted stock share-based payment awards as participating securities.

Horizon Lines 3rd Quarter 2009	Page 7 of 14
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Quarters Ended		Nine Months Ended
		September 21,		September 21,
	September 20,	2008	September 20,	2008
	2009	(As Adjusted) (1)	2009	(As Adjusted) (1)
Operating revenue	$307,972	$352,638	$858,807	$989,544
Operating expense:
Cost of services (excluding depreciation expense)	248,364	287,400	704,362	809,069
Depreciation and amortization	11,285	11,449	33,425	34,325
Amortization of vessel dry-docking	3,530	4,393	10,936	13,168
Selling, general and administrative	23,739	26,513	79,512	80,517
Settlement of class action lawsuit	—	—	20,000	—
Restructuring charge	—	—	1,001	—
Impairment charge	1,208	—	1,867	—
Miscellaneous expense, net	890	1,095	773	2,392

Total operating expense	289,016	330,850	851,876	939,471
Operating income	18,956	21,788	6,931	50,073
Other expense:
Interest expense, net	10,563	10,016	29,249	31,528
Loss on modification of debt	—	—	50	—
Other expense (income), net	1	(4)	11	(2)

Income (loss) before income tax expense	8,392	11,776	(22,379)	18,547
Income tax (benefit) expense	(46)	673	10,219	885

Net income (loss)	$8,438	$11,103	$(32,598)	$17,662

Net income (loss) per share:
Basic	$0.28	$0.37	$(1.07)	$0.58
Diluted	$0.27	$0.37	$(1.07)	$0.57

Number of shares used in calculation:
Basic	30,430	30,304	30,431	30,330
Diluted	30,914	30,393	30,431	30,583

Dividends declared per common share	$0.11	$0.11	$0.33	$0.33

(1)	Results are adjusted for retrospective application of changes in accounting for convertible notes and restricted stock share-based payment awards as participating securities.

Horizon Lines 3rd Quarter 2009	Page 8 of 14
Horizon Lines, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months
		September 21,
	September 20,	2008
	2009	(As Adjusted) (1)
Cash flows from operating activities:
Net (loss) income	$(32,598)	$17,662
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	17,950	18,339
Amortization of other intangible assets	15,475	15,986
Amortization of vessel dry-docking	10,936	13,168
Restructuring charge	1,001	—
Impairment charge	1,867	—
Loss on modification of debt	50	—
Amortization of deferred financing costs	2,081	2,022
Deferred income taxes	10,312	(732)
Gain on equipment disposals	(45)	(7)
Stock-based compensation	2,464	3,532
Accretion of interest on 4.25% convertible notes	7,428	6,601
Changes in operating assets and liabilities:
Accounts receivable	(2,551)	(28,521)
Materials and supplies	(4,425)	(1,655)
Other current assets	(2,349)	(593)
Accounts payable	(7,050)	(13,054)
Accrued liabilities	10,466	17,590
Vessel rent	(9,650)	(9,657)
Vessel dry-docking payments	(11,269)	(9,291)
Other assets/liabilities	(664)	1,613

Net cash provided by operating activities	9,429	33,003

Cash flows from investing activities:
Purchases of property and equipment	(8,181)	(26,351)
Purchase of business	—	(198)
Proceeds from the sale of property and equipment	1,009	350

Net cash used in investing activities	(7,172)	(26,199)

Cash flows from financing activities:
Borrowing under revolving credit facility	64,000	73,000
Payments on revolving credit facility	(49,000)	(37,500)
Payments on long-term debt	(4,913)	(4,902)
Dividends to stockholders	(10,041)	(9,985)
Payments of financing costs	(3,475)	(139)
Common stock issued under employee stock purchase plan	75	38
Proceeds from exercise of stock options	—	13
Purchase of treasury stock	—	(29,330)
Payments on capital lease obligation	—	(81)

Net cash provided by financing activities	(3,354)	(8,886)

Net decrease in cash	(1,097)	(2,082)
Cash at beginning of period	5,487	6,276

Cash at end of period	$4,390	$4,194

(1)	Results are adjusted for retrospective application of changes in accounting for convertible notes and restricted stock share-based payment awards as participating securities.

Horizon Lines 3rd Quarter 2009	Page 9 of 14
Horizon Lines, Inc.
Adjusted Operating Income
($ in Millions)

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	September 20, 2009	September 21, 2008	September 20, 2009	September 21, 2008
Operating Income	$19.0	$21.8	$6.9	$50.1

Adjustments:
Legal Settlement	—	—	20.0	—
Anti-Trust Legal Expenses	1.9	4.6	10.4	7.0
Impairment Charge	1.2	—	1.9	—
Restructuring Charge	—	—	1.0	—
OPEIU Severance	—	—	—	0.8

Total Adjustments	3.1	4.6	33.3	7.8

Adjusted Operating Income	$22.1	$26.4	$40.2	$57.9

Horizon Lines 3rd Quarter 2009	Page 10 of 14
Horizon Lines, Inc.
Adjusted Net Income
($ in Millions)

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	September 20, 2009	September 21, 2008	September 20, 2009	September 21, 2008
Net Income (Loss) (1)	$8.4	$11.1	$(32.6)	$17.7

Adjustments:
Legal Settlement		—	20.0	—
Anti-Trust Legal Expenses	1.9	4.6	10.4	7.0
Impairment Charge	1.2	—	1.9	—
Restructuring Charge	—	—	1.0	—
Loss on Modification of Debt	—	—	0.1	—
OPEIU Severance	—	—	—	0.8
Tax Valuation Allowance	—	—	10.5	—
Tax Impact of Adjustments	(0.1)	(1.0)	(0.5)	(1.6)

Total Adjustments	3.0	3.6	43.4	6.2

Adjusted Net Income	$11.4	$14.7	$10.8	$23.9

(1)	2008 results are adjusted for retrospective application of changes in accounting for convertible notes and restricted stock share-based payment awards as participating securities.

Horizon Lines 3rd Quarter 2009	Page 11 of 14
Horizon Lines, Inc.
Adjusted Net Income Per Diluted Share

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	September 20, 2009	September 21, 2008	September 20, 2009	September 21, 2008
Net Income (Loss) Per Diluted Share (1)	$0.27	$0.37	$(1.07)	$0.57

Adjustments Per Share:
Legal Settlement	—	—	0.66	—
Anti-Trust Legal Expenses	0.06	0.14	0.34	0.23
Impairment Charge	0.04	—	0.06	—
Restructuring Charge	—	—	0.03	—
OPEIU Severance	—	—	—	0.02
Tax Valuation Allowance	—	—	0.35	—
Tax Impact of Adjustments	—	(0.03)	(0.02)	(0.04)

Total Adjustments	0.10	0.11	1.42	0.21

Adjusted Net Income	$0.37	$0.48	$0.35	$0.78

(1)	2008 results are adjusted for retrospective application of changes in accounting for convertible notes and restricted stock share-based payment awards as participating securities.

Horizon Lines 3rd Quarter 2009	Page 12 of 14
Horizon Lines, Inc.
Net Income (Loss) / EBITDA / Adjusted EBITDA Reconciliation
($ in Millions)

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	September 20, 2009	September 21, 2008	September 20, 2009	September 21, 2008
Net Income (Loss) (1)	$8.4	$11.1	$(32.6)	$17.7

Interest Expense, Net	10.6	10.0	29.2	31.5
Tax Expense	—	0.7	10.2	0.9
Depreciation and Amortization	14.8	15.8	44.4	47.5

EBITDA	33.8	37.6	51.2	97.6
Legal Settlement	—	—	20.0	—
Anti-Trust Legal Fees	1.9	4.6	10.4	7.0
Impairment Charge	1.2	—	1.9	—
Restructuring Charge	—	—	1.0	—
Loss on Modification of Debt	—	—	0.1	—
OPEIU Severance	—	—	—	0.8

Adjusted EBITDA	$36.9	$42.2	$84.6	$105.4

(1)	2008 results are adjusted for retrospective application of changes in accounting for convertible notes and restricted stock share-based payment awards as participating securities.

Note:	EBITDA is defined as net income plus net interest expense, income taxes, depreciation and amortization. We believe that EBITDA is a meaningful measure for investors as (i) EBITDA is a component of the measure used by our board of directors and management team to evaluate our operating performance, (ii) the senior credit facility contains covenants that require the Company to maintain certain interest expense coverage and leverage ratios, which contain EBITDA, and (iii) EBITDA is a measure used by our management team to make day-to-day operating decisions. Adjusted EBITDA excludes certain charges in order to evaluate our operating performance, for making day-to-day operating decisions and when determining the payment of discretionary bonuses.

Horizon Lines 3rd Quarter 2009	Page 13 of 14
Horizon Lines, Inc.
Operating Income (Loss) to Adjusted EBITDA Segment Reconciliation
($ in Millions)
Third Quarter 2009

	Liner	Logistics	Consolidated
Operating Income (Loss)	$21.2	$(2.2)	$19.0
Depreciation and Amortization	11.1	0.2	11.3
Amortization of Vessel Dry-docking	3.5	—	3.5

EBITDA	35.8	(2.0)	33.8
Anti-Trust Legal Expenses	1.9	—	1.9
Impairment Charge	1.2	—	1.2

Adjusted EBITDA	$38.9	$(2.0)	$36.9

Horizon Lines 3rd Quarter 2009	Page 14 of 14
Horizon Lines, Inc.
Operating Income (Loss) to Adjusted EBITDA Segment Reconciliation
($ in Millions)
Nine Months 2009

	Liner	Logistics	Consolidated
Operating Income (Loss)	$14.0	$(7.1)	$6.9
Depreciation and Amortization	33.0	0.4	33.4
Amortization of Vessel Dry-docking	10.9	—	10.9

EBITDA	57.9	(6.7)	51.2
Legal Settlement	20.0	—	20.0
Anti-Trust Legal Expenses	10.4	—	10.4
Impairment Charge	1.9	—	1.9
Restructuring Charge	0.8	0.2	1.0
Loss on Modification of Debt	0.1	—	0.1

Adjusted EBITDA	$91.1	$(6.5)	$84.6

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